EXHIBIT 10.4


                                                           As of January 1, 2002

Ms. Terry Marco, Director of Marketing
The Singing Machine Company, Inc.
6601 Lyons Road, Bldg. A-7.
Coconut Creek, FL 33073

Re: Amendment to MTVN Domestic Merchandise License Agreement.
    --------------------------------------------------------

Dear Terry:

Reference is made to the agreement dated the 1st day of November, 2000, by and between MTV Networks, a division of Viacom International Inc., ("MTVN") and The Singing Machine Company, Inc. ("Licensee") with respect to the "MTV: Music Television" name, trademark and logo (the "Licensed Property") (the "Agreement"). Capitalized terms used without definition herein shall have the respective definitions set forth in the Agreement.

Effective as of the date hereof, MTVN and Licensee hereby agree that the Agreement shall be amended as follows:

1. Section 1 of the definition of Licensed Products contained in the Basic Provisions shall be amended by (a) deleting in its entirety the phrase "but no more than twelve" in the first sentence and (b) adding the following after the first sentence: "The number of Music Products to be released by Licensee is and shall remain subject to MTVN's prior approval in its sole discretion."

2. The phrase "Advance Karaoke Machine (as hereafter defined) and the Karaoke Machine (as hereafter defined)" contained in Section l and Section 2 of the definition of Licensed Products contained in the Basic Provisions shall be deleted in its entirety and replaced with the "MTV Karaoke Machines (as hereafter defined)".

3. The phrase "((1)-(4) each a "Licensed Product," collectively the "Licensed Products".)" at the end of the definition of Licensed Products contained in the Basic Provisions of the Agreement shall be deleted in its entirety and replaced with the following:

         "(5) One version of a Karaoke hardware machine branded with the Licensed Property which (a) enables the end-user to play the Music Products and the Sampler Music Products and participate in Karaoke activities, (b) does not include a viewing monitor, (c) must be used with a separate television set or viewing monitor in order to be functional and (d) includes (i) dual cassette decks for recording and playing back Karaoke performances, (ii) 2 microphone inputs, (iii) AC power operation, (iv) a Microphone (as hereafter defined), (v) a patch cord and (vi) 12 watt RMS Power Output (Model No. SMG-328).

         (6) One version of a Karaoke hardware machine branded with the Licensed Property which (a) enables the end user to play the Music Products and the Sampler Music Products and participate in Karaoke activities, (b) does not include a viewing monitor, (c) must be used with a separate television set or viewing monitor in order to be functional and (d) includes (i) a handle (ii) 2 microphone inputs,




* The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission

(iii) AC/DC power operation, (iv) a Microphone, (v) a patch cord and (vi) built-in speaker system (Model No. SMG-128).

         (7) One version of a Karaoke hardware machine branded with the Licensed Property which (a) will be sold exclusively at Toys R Us retail stores, (b) enables the end-user to play the Music Products and the Sampler Music Products and participate in Karaoke activities, (c) does not include a viewing monitor,
(d) must be used with a separate television set or viewing monitor in order to be functional and (e) includes (i) a single cassette deck, (ii) 2 microphone inputs, (iii) AC power operation, (iv) a Microphone and (v) a patch cord (Model No. SMG-138).

         (8) One version of a Karaoke hardware machine branded with the Licensed Property which (a) enables the end user to play the Music Products and the Sampler Music Products and participate in Karaoke activities, (b) allows the end user to plug the Karaoke machine into a separate television set and video cassette recorder which allows the end user to view and record their Karaoke performance, (c) includes a viewing monitor, (d) includes a video camera feature that (i) is permanently attached to the top of the Karaoke machine and manufactured as part of the Karaoke machine hardware as a whole, (ii) needs to be manually adjusted by the end user to record their Karaoke performance, (iii) is not an individual piece of hardware separate and apart from the Karaoke machine and is not able to be detached from the Karaoke Machine for use independent of the Karaoke machine, (iv) does not contain the technical functionality to allow it to operate as a stand alone video camera and (e) includes (i) 2 microphone inputs, (ii) AC power operation, (iii) a Microphone and (iv) a patch cord (Model No. SMVG-600). For the avoidance of doubt, in no event shall the video camera be Internet compatible or contain any technology that would allow it to broadcast or otherwise distribute any content. MTVN shall have approval rights regarding all technical components of the video camera feature.

         ((3)-(8) each a "MTV Karaoke Machine" and collectively, the "MTV Karaoke Machines")

         (9) One version of a uni-directional, handheld microphone which (a) weighs approximately 10 ounces, with a frequency response of 100-12,000 Hz, Sensitivity of-76B+/-3dB at 1 KHz and Impedance of 600 ohm+/-15%, (b) is approximately 2-1/6" X 10-1/2" in size, (c) is branded with the Licensed Property, (d) must use a wire that plugs into the MTV Karaoke Machines to be operational and (e) may be sold individually (the "Duet Microphones") or packaged together with the MTV Karaoke Machines (the "Microphone Sold With MTV Karaoke Machines") (the Duet Microphone and the Microphone Sold With MTV Karaoke Machines, collectively, the "Microphone(s)") (Model No. 222). For the avoidance of doubt, a Microphone shall be used by plugging it into an MTV Karaoke Machine and singing into it for an amplified voice effect.

         ((1)-(9) each a "Licensed Product" and collectively, the "Licensed Products").

The parties acknowledge and agree that, any device or item that does not meet all of the specifications and include all of the capabilities set forth in the definitions above shall not constitute a "Licensed Product" hereunder. In no event shall any of the Licensed Products include any other components or technical functionality nor' known or hereafter devised or developed which is not specified herein including, but not limited to, wireless, cellular, satellite or any mobile telephone functionality. If Licensee intends to create, develop, sell, distribute or manufacture a product that varies from the Licensed Products to the extent that it modifies, enhances or otherwise alters one or more of the stated features or adds an unstated feature, then Licensee shall give MTVN prior notice describing such requested alteration, and MTVN then may elect in its sole discretion to include such altered product as

 Part of the definition of "Licensed Products" by giving notice to Licensee and amending this Agreement to such effect."

4. Subject to Paragraph 8 below, the phrase "Specialty toy stores (e.g., FAO Schwarz) and Toys R Us and KayBee Toys and upon MTVN's approval other Mass market toy stores ("Toy Store Retailers")" shall be added to the definition of Licensed Channels of Distribution contained in the Basic Provisions of the Agreement.

5. The definition of Royalty Rate contained in the Basic Provisions of the Agreement shall be deleted in its entirety and replaced with the following:

         "(1) *% of Net Sales (as defined in the annexed Additional Terms and Conditions) for the Music Products and the Duet Microphones.

         (2) Except for the Licensed Products defined in Section 8 of the definition of Licensed Products (SMVG-600), *% of Net Sales (as defined in the annexed Additional Terms and Conditions) for the MTV Karaoke Machines."

         (3) *% of Net Sales (as defined in the annexed Additional Terms and Conditions) for the Licensed Products defined in Section 8 of the definition of Licensed Products (SMVG-600).

6. The definition of Presentation Date To Licensee's Retailers contained in the Basic Provisions of the Agreement shall be deleted in its entirety and replaced with the following:

         "(1) The Presentation Date to Licensee's Retailer's shall be:

         (a) January 6, 2001 for (i) the Karaoke Machine, (ii) the Advanced Karaoke Machine and (iii) at least two Music Products, the titles of such Music Products to be mutually agreed upon by MTVN and Licensee;

         (b)      January 6, 2002 for the four remaining MTV Karaoke Machines;
                  and

         (c)      Mutually agreed upon for the Duet Microphones.

       (2) The Presentation Date to Licensee's Retailer's for any other Music Products approved by MTVN shall be determined in accordance with a mutually acceptable presentation schedule to be agreed upon by MTVN and Licensee."

7. The definition of Initial Ship Date To Licensee's Retailers contained in the Basic Provisions of the Agreement shall be deleted in its entirety and replaced with the following:

         "(1) The Initial Ship to Licensee's Retailers shall be:

         (a) June, 2001 for (i) the Karaoke Machine, (ii) the Advanced Karaoke Machine and (iii) at least two Music Products, the titles of such Music Products to be mutually agreed upon by MTVN and Licensee;

         (b) No later than June 30, 2002 for the MTV Karaoke Machines in parts (5) through (7) of the definition of Licensed Products;

         (c)      No later than September 30, 2002 for the MTV Karaoke in part
                  (8) of the definition of Licensed Products; and


                                        3



* The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission

         (c)      No later than September 30, 2002 for the MTV Karaoke in part
                  (8) of the definition of Licensed Products; and

         (d)      Mutually agreed upon by MTVN and Licensee for the Duet
                  Microphones.

         (2) The Initial Ship to Licensee's Retailers for any other Music Products approved by MTVN shall be determined in accordance with a mutually acceptable initial schedule to be agreed upon by MTVN and Licensee."

8. (a) Licensee acknowledges that the placement of the Licensed Products in retail toy stores, is of the utmost importance to MTVN and, therefore, Licensee shall use best efforts to ensure that (i) all Toy Store Retailers display, place, market and makes available for sale the Licensed Products solely in the music/karaoke/electronics section of each store during the Term and (ii) the Duet Microphones are only sold with the other Licensed Products and not with any microphones or music related products marketed to or intended for children and/or pre-teens (e.g., Barbie branded microphones).

         (b) If at any time during the Term (i) any Licensed Products are sold in any sections, aisles or areas other than the music/karaoke/electronics section of a Toy Store Retailer or (ii) the Duet Microphones are sold in an area or section apart from the Licensed Products ((i) and (ii), the "Prohibited Areas"), then (y) the party hereto with knowledge of such marketing, placement, display or sales activities in the Prohibited Areas shall promptly notify the other and (z) Licensee shall have fourteen days from the time it is made aware of such activities to have the Toy Store Retailers terminate such activities. If the Toy Store Retailers do not remove the Licensed Products and any marketing and sales materials related thereto from the Prohibited Areas and display, market, place and sell the Licensed Products solely as described in Section 8(a) above, then MTVN shall have the right, in its sole discretion, upon notice to Licensee, to automatically revoke Toy Stores Retailers from the Licensed Channels of Distribution.

Except as otherwise herein amended, the Agreement is hereby ratified and confirmed in all respects.

Please indicate your acceptance of the foregoing by signing in the space provided below.


                                        Very truly yours,


                                        MTV Networks, a division of
                                        Viacom International Inc.

                                        By: /s/ Heidi Eskenazi
                                            ------------------------
                                        Name:  Heidi Esken
                                        Title:   V.P. Licensing, Merchandising
                                                 & Interactive; MTV

ACCEPTED AND AGREED TO:

THE SINGING MACHINE COMPANY, INC.



By: /s/ John Klecha
    -------------------------
Name: John Klecha
Title: Chief Operating Officer